UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2006
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(Exact name of registrant as specified in its charter)
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Delaware	000-33487	33-0954381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1114 Avenue of the Americas
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(212) 398-1780
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Compiled Interim Review.

On December 4, 2006 the Board of Directors of MRU Holdings, Inc. (the “Company”) concluded, based on the recommendations of the Company’s management, independent auditors and Audit Committee, that the Company will restate its previously issued financial statements (Balance Sheet, Statement of Operations, and Statements of Changes in Shareholders’ Equity) for the fiscal years ended June 30, 2005 and 2006 as well as the financial statements (Balance Sheet and Statement of Operations) for the quarters ended March 31, September 30 and December 31, 2005 and March 31 and September 30, 2006. The Company will not be restating its Statement of Cash Flows for any of these periods, as the changes have no cash flow impact.

The restatement is being made to give effect to the impact of EITF 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, for the issuance and dividends related to its Series A and B Convertible Preferred Stock.  In the course of responding to a routine SEC review of its Annual Report on Form 10-K for the period ended June 30, 2005, the Company decided that its past accounting for these equity issuances did not properly account for the difference between the issued price per share and the market price of the Company’s common stock on the commitment dates for these issuances and related dividends.

As a result of this decision, the Company will restate its statement of operations for the periods identified above to increase the preferred stock dividends for the effects of the beneficial conversion feature contained in the Company’s Series A and B Convertible Preferred Stock; this change will also increase the Company’s loss available to common shareholders and the resulting earnings per share reported.  The Company’s decision will also result in a restatement of the equity sections of the balance sheets for the dates indicated above to create additional paid-in capital accounts for the beneficial conversion features of the Series A and B Convertible Preferred Stock and to increase the Company’s accumulated deficits as of these dates. The restatements have no effect on total shareholders’ equity. Further, this decision has no other effects on the Company’s results of operations or financial condition as previously reported for the stated periods.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of MRU Holdings, Inc., dated December 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

MRU HOLDINGS, INC.

Date: December 8, 2006	By:	/s/ Edwin J. McGuinn, Jr.
Name: Edwin J. McGuinn, Jr.
Title: Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit

99.1	Press Release of MRU Holdings, Inc., dated December 8, 2006